Exhibit 99.1

American Battery Technology Company Hires Critical Minerals and
Precious Metals Strategic Financial Development Expert as CFO

Reno, Nev., April 25, 2022 — American Battery Technology Company (ABTC) (OTCQB: ABML), an American critical minerals and lithium-ion battery recycling company, today announced the appointment of Kimberly Eckert as its new Chief Financial Officer. Eckert has over two decades of corporate finance and strategic mineral resource development experience, working specifically within the critical minerals and precious metals industry, across the investment banking, corporate financial management, investment management, and strategic consulting fields.

Eckert served as Vice President at Deutsche Bank in Global Corporate Investment Banking of its Natural Resources Metals & Mining group. There, she managed a team of analysts and associates to provide strategic and transaction services to metals and mining companies including development of comprehensive strategic growth models, oversight of financial strategies and valuation models, and development and execution of M&A transactions.

“In order to address the near insatiable demand for low-environmental impact, low-cost, and domestic US-sourced critical battery materials, we have been rapidly accelerating the commercialization of both our lithium-ion battery recycling technologies and our primary lithium and battery metal manufacturing technologies,” stated Ryan Melsert, CEO and Chairman of American Battery Technology Company. “We have been performing a rigorous search for a CFO with the specific skill set to support this strategic acceleration, and are beyond excited to announce that Kim has joined our team to lead these strategic finance efforts. Her unique experiences with strategic minerals resource development, financial modeling, M&A development and execution, and capital raising is the exact combination of expertise that is needed to drive the evolution of the next stage of our growth.”

Eckert previously served as the Director of Strategic Development at Coeur Mining, a company focused on the development of critical and precious metals throughout Nevada, South Dakota, Alaska, British Columbia, and Mexico. She has also served as the CFO of a geothermal energy start-up, as Managing Consultant at Filsinger Energy Partners, and as an executive consultant for start-ups and privately owned businesses in the industrial manufacturing, engineering and construction, and e-commerce sectors.

She is an expert in corporate strategy, valuation, capital raises, and investor relations, with specific financial expertise in seed-stage start-ups within the natural resources industry. Over the course of her career, she has advised and executed on debt and equity linked financings as lead or joint bookrunner, and advised on numerous mergers, acquisitions, and divestitures.

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Eckert holds a bachelor’s degree in business with specialties in finance and international business from the University of Montana, a Master of Business Administration (MBA) from the Tuck School of Business at Dartmouth, and is a Chartered Financial Analyst (CFA).

In her role as CFO at ABTC, Eckert will oversee all financial responsibilities of the company including executing the strategic financial roadmaps for the development and commercialization of the company’s lithium-bearing Nevada-based sedimentary resource, of the company’s lithium-ion battery recycling facility expansions, and of the company’s roadmap for the manufacturing of battery grade nickel and cobalt products from domestic-US resources. She will also have responsibility for corporate functions including financial planning and analysis, accounting and controls, procurement, risk management, financial performance and revenue growth, reporting and compliance, and investor relations.

David Corsaut, who has served as CFO since October 2020 through the initial growth phase of the company, will support Eckert through a transition period over the coming weeks.

About American Battery Technology Company

American Battery Technology Company, which recently changed its name from American Battery Metals Corporation, is uniquely positioned to supply low-cost, low-environmental impact, and domestically sourced battery metals through its three divisions: lithium-ion battery recycling, primary battery metal extraction technologies, and primary resources development.

American Battery Technology Company has built a clean technology platform that is used to provide a key source of domestically manufactured critical and strategic battery metals to help meet the near insatiable demand from the electric vehicle, electrical grid storage, and consumer electronics industries. This ESG-principled platform works to create a closed-loop circular economy for battery metals that champions ethical and environmentally sustainable sourcing of critical and strategic materials. For more information, please visit: www.americanbatterytechnology.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are “forward-looking statements.” Although the American Battery Technology Company’s (the “Company) management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2021. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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American Battery Technology Company

Media Contact:

Tiffiany Moehring

tmoehring@batterymetals.com

720-254-1556

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